UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 2, 2007

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio 44143

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	440-461-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)	Mr. W. Thomas Forrester retired from his position as Chief Financial Officer (CFO) of The Progressive Corporation (Company), effective March 2, 2007. Mr. Forrester previously had announced his intent to retire, as reported by the Company on a Form 8-K filing with the Securities and Exchange Commission (SEC) on February 6, 2006.
(c)	Also as previously announced, Mr. Brian C. Domeck was appointed to replace Mr. Forrester as CFO, effective March 4, 2007. Mr. Domeck, age 47, was appointed as an executive officer of the Company in September 2006, with the intention that he would be named to the position of CFO upon Mr. Forrester’s retirement (see the Company’s Form 8-K filed with the SEC on September 29, 2006). Mr. Domeck served as the Demand Manager for the Company’s Direct Business from April 2003 through December 2006, and as Senior Controller of the Company’s Agency Business from April 2000 until April 2003. Mr. Domeck does not have an employment agreement with the Company. Mr. Domeck’s salary for 2007 has been set by the Compensation Committee of the Board of Directors at $320,000. The Committee also determined that Mr. Domeck will participate in The Progressive Corporation 2007 Executive Bonus Plan (the “Executive Bonus Plan”), if the Executive Bonus Plan is approved by shareholders at the Company’s Annual Meeting in April 2007, with a target percentage for his 2007 cash bonus equal to 100% of his salary. Therefore, for 2007, Mr. Domeck will be eligible to earn an annual cash bonus of between 0% and 200% of his salary under the terms of that plan, depending upon the performance of the Company’s main business units as compared with objective criteria approved by the Compensation Committee. A more detailed explanation of the operation of the Executive Bonus Plan will be included in the Company’s 2007 Proxy Statement, which will be filed with the SEC on or about March 9, 2007 and distributed to shareholders beginning on or about March 12, 2007. The Compensation Committee further determined that Mr. Domeck will receive an equity award under The Progressive Corporation 2003 Incentive Plan, as amended, in the amount of 200% of his salary. The equity award will be split evenly between time-based and performance-based restricted stock, and the precise number of shares awarded will be determined in mid-March 2007, when the regularly scheduled annual equity awards are made to executive officers and other plan participants.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 6, 2007

THE PROGRESSIVE CORPORATION
By:	/s/ Jeffrey W. Basch
	Name:	Jeffrey W. Basch
	Title:	Vice President and Chief Accounting Officer